Exhibit 10.14(f)

Term Sheet for Karthik Rao

Approved February 3, 2021

Name	Context	Approved
Karthik Rao	• Last pay change in November 2019 • To be appointed S16 Officer on Feb 4th	• Increase in LTI by $400,000 from $800,000 to $1,200,000 (+50%) • Increase TDC by $400,000 from $2,000,000 to $2,400,000 (+20%)